Exhibit 99.1

AstroNova Reports Fiscal Fourth-Quarter and Full-Year 2022 Financial Results

Company to Host Conference Call at 9:00 a.m. ET Today

Fiscal Fourth-Quarter 2022 Financial Summary

  Bookings of $32.9 million
  Backlog at quarter end of $27.8 million
  Revenue of $29.7 million
  Operating loss of $0.2 million
  Net loss of $0.8 million, or $0.10 per share
  Adjusted EBITDA of $0.8 million, or 2.6% of revenue

Fiscal Full-Year 2022 Financial Summary

  Bookings of $128.6 million
  Revenue of $117.5 million
  GAAP operating income of $4.3 million
  Non-GAAP operating income of $2.1 million
  GAAP net income of $6.4 million, or $0.88 per diluted share, which includes CARES Act benefits and ERP system write-off costs
  Non-GAAP net income of $916,000, or $0.12 per diluted share
  Adjusted EBITDA of $13.2 million, or 11.2% of revenue

WEST WARWICK, R.I.--(BUSINESS WIRE)--April 13, 2022--AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies, today announced financial results for the fiscal fourth quarter and full year ended January 31, 2022.

CEO Commentary

“Our fourth-quarter results were mixed, as we continued to manage through a range of pandemic-induced global supply chain disruptions, including parts delays and shortages, supplier price increases and surcharges, and much higher transportation costs,” stated Gregory A. Woods, AstroNova’s President and Chief Executive Officer. “Despite those challenges, the pace of new orders continued its encouraging trend in the fourth quarter of fiscal 2022, increasing 13% year-over-year on continued strong product demand.

“Our Test & Measurement segment posted revenue and operating margin growth in the quarter, helped by the continuing recovery of the commercial aviation market,” Woods continued. “While domestic passenger traffic has rebounded faster than other routes, the airline industry expects to see a steady ramp up to pre-pandemic levels over the next several quarters.

“In our Product Identification segment, revenue and operating margin declined in the fourth quarter, due to warranty charges, mix and the effect of higher manufacturing costs related to the macroeconomic environment,” Woods said. “Despite those short-term challenges, we are encouraged by the strong performance of our direct-to-package printing solutions such as the T3-OPX, which had a record year in fiscal 2022, its second full year of availability.”

CARES Act Benefits and ERP Write-Off Costs

On a Generally Accepted Accounting Principles (GAAP) basis, net income for the 12 months ended January 31, 2022 includes $6.0 million, or $0.83 per diluted share, in benefits under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. GAAP net income for the period also includes costs of $0.5 million, net of tax, or $0.07 per diluted share, associated with the write-off of the Company’s legacy enterprise resource planning (ERP) system.

Operating Segment Results

Product Identification segment revenue was $22.4 million in the fourth quarter of fiscal 2022, compared with $23.4 million in the fiscal 2021 fourth quarter. Segment operating profit was $1.5 million, or 6.5% of revenue, compared with revenue of $3.1 million, or 13.2% of revenue, in the fourth quarter of fiscal 2021. These results reflected the impact of unusually high warranty charges and the global supply chain challenges on the business.

For fiscal full-year 2022, Product Identification revenue increased 0.7% to $90.9 million from $90.3 million for fiscal full-year 2021. GAAP segment operating profit was $10.4 million, or 11.5% of revenue, compared with $12.9 million, or 14.3% of revenue, in fiscal 2021. On a non-GAAP basis, excluding the CARES Act benefits, segment operating profit for fiscal full-year 2022 was $9.0 million, or 9.9% of revenue.

Test & Measurement segment revenue was $7.3 million in the fourth quarter of fiscal 2022, compared with $6.1 million in the fourth quarter of fiscal 2021, primarily reflecting the gradual recovery of the commercial aviation industry from the lows of the COVID-19 pandemic. The Test & Measurement segment recorded operating profit for the fourth quarter of fiscal 2022 of $0.5 million, or 6.8% of segment revenue, compared with operating profit of $0.3 million, or 4.6% of segment revenue, in the fourth quarter of fiscal 2021, as higher manufacturing costs were offset by an increase in aerospace printer sales and lower operating expenses.

For fiscal full-year 2022, Test & Measurement revenue was $26.6 million, compared with $25.8 million in fiscal full-year 2021. Segment operating profit was $3.4 million in fiscal 2022, or 12.8% of segment revenue, compared with a segment operating loss of $1.0 million in fiscal 2021. On a non-GAAP basis, excluding the CARES Act benefits, segment operating profit for fiscal 2022 was $2.6 million, or 9.8% of revenue.

Financial Results Summary

Revenue totaled $29.7 million in the fourth quarter of fiscal 2022, compared with $29.4 million in the year-earlier period, with a decline in Product Identification revenue offset by higher revenue in the Test & Measurement segment. For fiscal full-year 2022, revenue was $117.5 million compared with $116.0 million in fiscal full-year 2021.

Hardware revenue in the fourth quarter of fiscal 2022 was $8.3 million, compared with $9.1 million in the fourth quarter of fiscal 2021. Supplies revenue was $18.3 million versus $17.5 million in the fourth quarter of fiscal 2021. Revenue from Service/Other was $3.1 million, compared with $2.8 million in the fourth quarter of fiscal 2021. For fiscal full-year 2022, hardware revenue was $31.5 million, compared with $34.1 million in fiscal full-year 2021. Supplies revenue was $73.2 million in fiscal 2022 versus $71.8 million in fiscal 2021. Revenue from Service/Other was $12.7 million in fiscal 2022, compared with $10.2 million in fiscal 2021.

Gross profit was $9.8 million, or 32.8% of revenue, in the fourth quarter of fiscal 2022, compared with $11.0 million, or 37.3% of revenue, in the fourth quarter of fiscal 2021. The decrease reflected higher manufacturing costs in the 2022 period. For fiscal full-year 2022, gross profit was $43.7 million, or 37.2% of revenue, compared with $41.4 million, or 35.6% of revenue, in fiscal full-year 2021. On a non-GAAP basis, excluding the CARES Act benefits, fiscal 2022 gross profit was $42.1 million.

Operating expenses totaled $10.0 million in the fourth quarter of fiscal 2022, up 1.5% compared with $9.8 million in the fourth quarter of fiscal 2021. For fiscal full-year 2022, operating expenses were $39.5 million, up 1.4% compared with $38.9 million in fiscal full-year 2021. On a non-GAAP basis, excluding the CARES Act benefits, fiscal 2022 operating expenses were $40.0 million.

Operating loss in the fourth quarter of fiscal 2022 was $0.2 million, compared with operating income of $1.1 million in the fourth quarter of fiscal 2021. For fiscal full-year 2022, operating income was $4.3 million, compared with $2.4 million in fiscal full-year 2021. On a non-GAAP basis, excluding the CARES Act benefits, fiscal 2022 operating income was $2.1 million.

Net loss was $0.8 million, or $0.10 per share, in the fourth quarter of fiscal 2022 compared with net income of $0.8 million, or $0.12 per diluted share, in the fourth quarter of fiscal 2021. For fiscal full-year 2022, net income was $6.4 million, or $0.88 per diluted share, compared with net income of $1.3 million, or $0.18 per diluted share, in fiscal full-year 2021. On a non-GAAP basis, excluding the CARES Act benefits and the ERP write-off cost, fiscal 2022 net income was $916,000, or $0.12 per diluted share.

Adjusted EBITDA, which the Company defines as earnings before interest, taxes, depreciation, amortization and share-based compensation, was $0.8 million for the fourth quarter of fiscal 2022, compared with $3.1 million in the fourth quarter of fiscal 2021. For fiscal full-year 2022, Adjusted EBITDA was $13.2 million, or $8.1 million excluding the effect of the CARES Act benefits and ERP write-off costs. Adjusted EBITDA for fiscal full-year 2021 was $8.7 million.

Bookings in the fourth quarter of fiscal 2022 were $32.9 million, compared with $29.2 million in the fourth quarter of fiscal 2021, reflecting an increase in orders for both segments. Bookings were $128.6 million in fiscal full-year 2022, compared with $113.6 million in fiscal full-year 2021.

Backlog as of January 31, 2022 was $27.8 million versus $22.5 million at the end of the fiscal 2021 fourth quarter.

Earnings Conference Call

AstroNova will discuss its fiscal fourth-quarter and full-year 2022 financial results in an investor conference call at 9:00 a.m. ET today. To participate on the conference call, please dial (888) 394-8218 (U.S. and Canada) or (773) 377-9070 (International) approximately 10 minutes prior to the start time and enter confirmation code 2097621.

You can hear a replay of the conference call from 12:00 p.m. ET Thursday, April 14, 2022 until 12:00 p.m. ET on Thursday, April 21, 2022 by dialing (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (International). The confirmation code is 2097621. A real-time and an archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the non-GAAP financial measures: non-GAAP net income excluding CARES Act benefits and ERP write-off costs, non-GAAP net income per diluted share excluding CARES Act benefits and ERP write-off costs, non-GAAP operating income excluding CARES Act benefits, non-GAAP gross profit excluding CARES Act benefits, non-GAAP operating expenses excluding CARES Act benefits, non-GAAP segment operating profit excluding CARES Act benefits, earnings before interest, taxes, depreciation and amortization (EBITDA), EBITDA excluding ERP write-off costs and CARES Act benefits, Adjusted EBITDA, and Adjusted EBITDA excluding ERP write-off costs and CARES Act benefits. AstroNova believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of changes in the Company's core operating results, and can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova’s management uses these measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures also are used by the Company’s management to assist with their financial and operating decision-making. Please refer to the financial reconciliation tables included in this news release for a reconciliation of GAAP measures to the most directly comparable Non-GAAP measures for the three and 12 months ended January 31, 2022 and 2021.

About AstroNova

AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies since 1969, is focused on designing, manufacturing, distributing and servicing a broad range of products that acquire, store, analyze and present data in multiple formats. The Company's Product Identification segment offers a complete line-up of label and direct-to-package printing hardware and supplies, allowing customers to mark, track and enhance their products' appearance. Supported by AstroNova's customer application experts and technology leadership in printing, material science and high-speed data processing, customers benefit from an optimized, "total solution" approach. The Test & Measurement segment includes the AstroNova Aerospace business unit. This segment designs and manufactures flight deck printers, networking hardware and related accessories serving the world's aerospace and defense industries with proven advanced airborne technology solutions for the cockpit, the cabin and so much more. AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

ASTRONOVA, INC.
Condensed Consolidated Statements of Income
In Thousands Except for Per Share Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021
Revenue	$29,700	$29,438	$117,480	$116,033
Cost of Revenue	19,949	18,456	73,741	74,673
Gross Profit	9,751	10,982	43,739	41,360
Total Gross Profit Margin	32.8%	37.3%	37.2%	35.6%
Operating Expenses:
Selling & Marketing	6,247	6,267	23,177	23,301
Research & Development	1,549	1,361	6,753	6,206
General & Administrative	2,182	2,206	9,553	9,420
Total Operating Expenses	9,978	9,834	39,483	38,927
Operating Income	(227)	1,148	4,256	2,433
Total Operating Margin	-0.8%	3.9%	3.6%	2.1%
Other Income (Expense), net:
Gain on Extinguishment of Debt - PPP Loan	-	-	4,466	-
Loss on Disposal of Assets	-	-	(696)	-
Interest Expense	(150)	(255)	(677)	(955)
Gain(Loss) on Foreign Currency Transactions	(57)	276	(288)	590
Other, net	(17)	183	(27)	111
	(224)	204	2,778	(254)

Income (Loss) Before Taxes	(451)	1,352	7,034	2,179
Income Tax Provision	308	516	605	895
Net Income (Loss)	$(759)	$836	$6,429	$1,284
Net Income (Loss) per Common Share - Basic	$(0.10)	$0.12	$0.89	$0.18
Net Income (Loss) per Common Share - Diluted	$(0.10)	$0.12	$0.88	$0.18

Weighted Average Number of Common Shares - Basic	7,237	7,124	7,207	7,104
Weighted Average Number of Common Shares - Diluted	7,237	7,261	7,339	7,166

ASTRONOVA, INC.
Balance Sheet
In Thousands
(Unaudited)

	January 31, 2022	January 31, 2021

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$5,276	$11,439
Accounts Receivable, net	17,124	17,415
Inventories, net	34,609	30,060
Prepaid Expenses and Other Current Assets	6,769	1,807
Total Current Assets	63,778	60,721
PROPERTY, PLANT AND EQUIPMENT	50,821	50,839
Less Accumulated Depreciation	(39,380)	(38,828)
Property, Plant and Equipment, net	11,441	12,011
OTHER ASSETS
Intangible Assets, net	19,200	21,502
Goodwill	12,156	12,806
Deferred Tax Assets	5,591	5,941
Right of Use Asset	1,094	1,389
Other Assets	1,695	1,103
TOTAL ASSETS	$114,955	$115,473
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$8,590	$5,734
Accrued Compensation	3,512	2,917
Other Liabilities and Accrued Expenses	4,113	3,874
Current Portion of Royalty Obligation	2,000	2,000
Current Portion of Long-Term Debt	1,000	5,326
Current Liability – Excess Royalty Payment Due	235	177
Income Taxes Payable	323	655
Deferred Revenue	262	285
Total Current Liabilities	20,035	20,968
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	8,154	7,109
Royalty Obligation, net of current portion	4,361	6,161
Long-Term Debt - PPP Loan	-	4,422
Lease Liability, net of current portion	808	1,065
Other Long-Term Liabilities	399	681
Deferred Tax Liabilities	186	384
TOTAL LIABILITIES	33,943	40,790
SHAREHOLDERS’ EQUITY
Common Stock	528	521
Additional Paid-in Capital	59,692	58,049
Retained Earnings	56,514	50,085
Treasury Stock	(33,974)	(33,588)
Accumulated Other Comprehensive Loss, net of tax	(1,748)	(384)
TOTAL SHAREHOLDERS’ EQUITY	81,012	74,683
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$114,955	$115,473

ASTRONOVA, INC.
Revenue and Segment Operating Profit (Loss)
In Thousands
(Unaudited)

	Revenue		Segment Operating Profit (Loss)		Revenue		Segment Operating Profit (Loss)
	Three Months Ended		Three Months Ended		Twelve Months Ended		Twelve Months Ended
	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021
Product Identification	$22,396	$23,361	$1,460	$3,072	$90,915	$90,268	$10,411	$12,885
Test & Measurement	7,304	6,077	495	282	26,565	25,765	3,398	(1,032)
Total	$29,700	$29,438	1,955	3,354	$117,480	$116,033	13,809	11,853
Corporate Expenses			2,182	2,206			9,553	9,420
Operating Income			(227)	1,148			4,256	2,433
Other Income (Expense), net			(224)	204			2,778	(254)
Income (Loss) Before Income Taxes			(451)	1,352			7,034	2,179
Income Tax Provision			308	516			605	895
Net Income (Loss)			$(759)	$836			$6,429	$1,284

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Gross Profit
Amounts in Thousands
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021
Gross Profit − GAAP	$9,751	$10,982	$43,739	$41,360

Employee Retention Credit, net	-	-	(1,641)	-

Gross Profit − Non-GAAP	$9,751	$10,982	$42,098	$41,360

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Operating Expenses
Amounts in Thousands
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021
Operating Expenses − GAAP	$9,978	$9,834	$39,483	$38,927

Employee Retention Credit, net	-	-	489	-

Operating Expenses − Non-GAAP	$9,978	$9,834	$39,972	$38,927

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Operating Income
Amounts in Thousands
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021
Operating Income − GAAP	$(227)	$1,148	$4,256	$2,433

Employee Retention Credit, net	-	-	(2,130)	-

Operating Income − Non-GAAP	$(227)	$1,148	$2,126	$2,433

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Net Income (Loss)
Amounts in Thousands
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021
Net Income (Loss) − GAAP	$(759)	$836	$6,429	$1,284

Oracle EnterpriseOne ERP Write-off	$-	-	$528	-

Employee Retention Credit, net	-	-	(1,615)	-

PPP Loan Forgiveness	-	-	(4,426)	-

Net Income (Loss) − Non-GAAP	$(759)	$836	$916	$1,284

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Diluted Earnings Per Share
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021
Diluted Earnings Per Share − GAAP	$(0.10)	$0.12	$0.88	$0.18

Oracle EnterpriseOne ERP Write-off	-	-	0.07	-

Employee Retention Credit, net	-	-	(0.22)	-

PPP Loan Forgiveness	-	-	(0.60)	-

Diluted Earnings Per Share − Non-GAAP	$(0.10)	$0.12	$0.12	$0.18

ASTRONOVA, INC.
Reconciliation of Net Income to EBITDA
Amounts in Thousands
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021
Net Income − GAAP	$(759)	$836	$6,429	$1,284
Interest Expense	150	286	675	776
Income Tax Expense (Provision)	308	(32)	605	379
Depreciation/Amortization	926	1,438	3,996	4,571
EBITDA	$625	$2,528	$11,705	$7,010
Net Income - Employee Retention Credit	-	-	(1,615)	-
Net Income - PPP Loan Forgiveness	-	-	(4,426)	-
Net Income - Oracle EnterpriseOne ERP Write-off	-	-	528	-
Income Tax Expense - Employee Retention Credit	-	-	515	-
Income Tax Expense - PPP Loan Forgiveness	-	-	40	-
Income Tax Expense - Oracle EnterpriseOne ERP Write-off	-	-	(168)	-
EBITDA	$625	$2,528	$6,579	$7,010

ASTRONOVA, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Amounts in Thousands
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021
Net Income (Loss) − GAAP	$(759)	$836	$6,429	$1,284
Interest Expense	150	286	675	776
Income Tax (Provision) Expense	308	(32)	605	379
Depreciation/Amortization	926	1,438	3,996	4,571
Share-Based Compensation	148	591	1,493	1,687
Adjusted EBITDA	$773	$3,119	$13,198	$8,697
Net Income - Employee Retention Credit	-	-	(1,615)	-
Net Income - PPP Loan Forgiveness	-	-	(4,426)	-
Net Income - Oracle EnterpriseOne ERP Write-off	-	-	528	-
Income Tax Expense - Employee Retention Credit	-	-	515	-
Income Tax Expense - PPP Loan Forgiveness	-	-	40	-
Income Tax Expense - Oracle EnterpriseOne ERP Write-off	-	-	(168)	-
Adjusted EBITDA	$773	$3,119	$8,072	$8,697

ASTRONOVA, INC.
Reconciliation of Segment GAAP to Non-GAAP Operating Profit (Loss)
Amounts in Thousands
(Unaudited)

	Three Months Ended						Twelve Months Ended
	January 31, 2022			January 31, 2021			January 31, 2022			January 31, 2021
	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total
Segment Operating Profit (Loss) - GAAP	$1,460	$495	$1,955	$3,072	$282	$3,354	$10,411	$3,398	$13,809	$12,885	$(1,032)	$11,853

Employee Retention Credit, net	-	-	-	-	-	-	(1,430)	(802)	(2,232)	-	-	-

Segment Operating Profit - Non-GAAP	$1,460	$495	$1,955	$3,072	$282	$3,354	$8,982	$2,596	$11,578	$12,885	$(1,032)	$11,853

Contacts

Scott Solomon
Senior Vice President
Sharon Merrill
(617) 320-8282
ALOT@investorrelations.com